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                                                                       EXHIBIT 1



{Deloitte & Touche LLP Letterhead}



December 21, 2001

Securities and Exchange Commission Mail Stop 11-3 450 5th Street, N.W. Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of parts.com, Inc. dated December 21, 2001.

Yours truly,


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP